EXHIBIT (5)

                      ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                           200 East Las Olas Boulevard
                                   Suite 1900
                         Fort Lauderdale, Florida 33301
                                  954-763-1200


                                October 22, 1997
Workforce Systems Corp.
7777 Glades Road
Boca Raton, Florida  33433

            Re:  Registration Statement on Form S-8: Workforce Systems Corp.
                   (the "Company"), 1,000,000 shares of Common Stock
Gentlemen:

     This opinion is submitted pursuant to applicable rule of the Securities and Exchange Commission with respect to the registration by the Company and the resale of an aggregate of 1,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock") to be issued pursuant to the above Registration Statement and the Company's 1997 Stock Option Plan ("Plan"). The shares of Common Stock to be sold consist of 1,000,000 shares of Common Stock underlying options to be issued the Plan. Members of this firm are the owners of an aggregate of 7,488 shares of the Company's Common Stock.

     In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the compensation agreements, the Company's Certificate of Incorporation, By-Laws and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company and we express no opinion thereon.

     Based upon and in reliance of the foregoing, we are of the opinion that the Common Stock, when issued in accordance with the terms of the Options and the Plan will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.



                                Very truly yours,

                                ATLAS, PEARLMAN, TROP & BORKSON,P.A.

                                s/s Atlas, Pearlman, Trop & Borkson, P.A.